EXHIBIT  3.I  (I)


                                    DELAWARE

                                 The First State


     I,  HARRIET  SMITH  WINDSOR,  SECRETARY  OF  STATE  OF  THE  STATE  OF

 DELAWARE,  DO  HEREBY  CERTIFY  THE  ATTACHED  IS  A  TRUE  AND  CORRECT

COPY  OF  THE  CERTIFICATE  OF  RENEWAL  OF  "STANFORD  MANAGEMENT

LTD.",  FILED  IN  THIS  OFFICE  ON  THE  SIXTEENTH  DAY OF MAY, A.D. 2002, AT 9

0'CLOCK  A.M.


     A  FILE  COPY  OF  THIS  CERTIFICATE  HAS  BEEN  FORWARDED  TO  THE

NEW  CASTLE  COUNTY  RECORDER  OF  DEEDS.







                         (SEAL)                     /s/  "Harriet Smith Windsor"
                                         ---------------------------------------
                                   Harriet  Smith  Windsor,  Secretary  of State

2946731   8100                              AUTHENTICATION:    1820846

020319552                                   DATE:  06  -  10  -  02

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILED 9:00 AM 05/16/2002
                                                             020319552 - 2946731

                      CERTIFICATE OF RENEWAL AND REVIVAL OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            STANFORD MANAGEMENT LTD.

     It  is  hereby  certified  that

     1. The name of the corporation (hereinafter called the "corporation") is

                            STANFORD MANAGEMENT LTD.

     2. The corporation was organized under the provisions of the General Corporate Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is September 28, 1998.

     3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: The Company Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, County of New Castle.

     4. The corporation hereby procures a renewal and revival of its certificate of incorporation, which becomes inoperative by law on March 1, 2002 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

     5. The certificate of incorporation of the corporation, which provides for and wil continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Renewal and Revival of the Certificate of Incorporation in the Department of Secretary of State of Delaware, be renewed and revived and shall become fully operative on February 28, 2002.

     6. This Certificate of Renewal and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporate Law of the State of Delaware.

Signed  on  May  15,  2002

     /s/  "Vera  McCullough"
     -----------------------
             Signature

Vera  McCullough
Secretary  Treasurer

Print  Name,  Title  of  Authorized  Officer

            DE BC D-: CERTIFICATE OF RENEWAL-REPORTS/TAX FAILURE 09/00-1 (#1280)